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                                                                  EXHIBIT 99(a)


                      DIRECTORS MORTGAGE LOAN CORPORATION

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD _________________, 1995
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                 OF DIRECTORS


          The undersigned hereby appoints Messrs. Daniel S. Coehlo, Sr., Raymond
L. Crebs and Gerald E. Horton, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of Directors Mortgage Loan Corporation (the "Company") to be held at 1595 Spruce Street, Riverside, California, on ________________, ______________________, 1995, at __:00 a.m. or
any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

          1. APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION. To approve the Agreement and Plan of Reorganization dated as of December 7, 1994 among the Company, Directors Insurance Service, Stan-Shaw Corporation and Norwest Corporation, and the applicable Agreement of Merger attached thereto.

          FOR  [_]         AGAINST  [_]                ABSTAIN   [_]

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR
                       THE APPROVAL OF THE AGREEMENT AND
                PLAN OF REORGANIZATION THE AGREEMENT OF MERGER

          2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Special Meeting.

                 IMPORTANT -- PLEASE SIGN AND DATE ON REVERSE
                   SIDE AND RETURN THE PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.
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This Proxy when properly executed shall be voted as specified.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the approval of the Agreement and Plan of Reorganization and the Agreement of Merger. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the Board of Directors. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Corporate Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.


                                    ______________________________________
                                    (Please print your name)


                                    ______________________________________
                                    (Signature of Shareholder)

                                    Dated:  __________________________, 1995


                                    _______________________________________
                                    (Please print your name)


                                    _______________________________________
                                    (Signature of Shareholder)

                                    Dated:  __________________________, 1995
                                    (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. All joint owners should sign.)

                                    I Do [_] I Do Not [_]
                                    expect to attend the meeting.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


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